UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 10, 2008 (July 7, 2008)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Avenue, Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 7, 2008, Crimson Exploration Inc. (the “Company”) appointed Terence Lynch, age 40, as Chief Accounting Officer.

Terence Lynch began working for the Company in June 2008 when he was hired as Corporate Controller. Mr. Lynch has 18 years of accounting and audit experience, including 7 years experience in the oil and gas industry. Mr. Lynch joins the Company after serving as Vice President of Internal Audit at Cheniere Energy, Inc. from 2005 until joining Crimson. Prior to Cheniere, Mr. Lynch was the Manager of Internal Audit at Noble Energy, Inc. from 2001 to 2005. Mr. Lynch is a CPA, with a Bachelor’s Degree in Accounting and Economics from the University of Dublin, Trinity College, and an MBA from Rice University, Houston, Texas.

Upon employment, the Company entered into a Stock Option Agreement with Mr. Lynch. Mr. Lynch received options to purchase 30,000 shares of Common Stock with an exercise price of $16.55, expiring in June 2018. The options granted will become vested and exercisable with respect to 15% of the shares on the first anniversary of the date granted and thereafter at the end of each full succeeding year as follows: 25% on the second anniversary, an additional 25% on the third anniversary and 35% on the fourth anniversary, at which time the granted options will be 100% vested and exercisable.

In conjunction with the above appointment, Richard Creel stepped down as the Company's Chief Accounting Officer, but remains with the Company as the Manager of Accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date:	July 10, 2008	/s/ E. Joseph Grady

E. Joseph Grady

Senior Vice President and Chief Financial Officer

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